Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 24, 2020, Act II Global Acquisition Corp., a Cayman Islands exempted company (“Act II”), domesticated into a Delaware corporation (the “Domestication”), and on June 25, 2020, consummated the indirect acquisition (the “Act II Acquisition”) of (i) all of the issued and outstanding equity interests of Merisant Company (“Merisant”), Merisant Luxembourg Sarl (“Merisant Luxembourg”), Mafco Worldwide LLC (“Mafco Worldwide”), Mafco Shanghai LLC (“Mafco Shanghai”), EVD Holdings LLC (“EVD Holdings”), and Mafco Deutschland GmbH (together with Merisant, Merisant Luxembourg, Mafco Worldwide, Mafco Shanghai, and EVD Holdings, and their respective direct and indirect subsidiaries, “Merisant and Mafco Worldwide”), and (ii) certain assets and liabilities of Merisant and Mafco Worldwide included in the Transferred Assets and Liabilities (as defined in the Act II Purchase Agreement (as hereafter defined)), from Flavors Holdings Inc. (“Flavors Holdings”), MW Holdings I LLC (“MW Holdings I”), MW Holdings III LLC (“MW Holdings III”), and Mafco Foreign Holdings, Inc. (“Mafco Foreign Holdings,” and together with Flavors Holdings, MW Holdings I, and MW Holdings III, the “Sellers”), pursuant to that certain Purchase Agreement (the “Act II Purchase Agreement”) entered into by and among Act II and the Sellers dated as of December 19, 2019, as amended. In connection with the Domestication, Act II changed its name to “Whole Earth Brands, Inc.” (“Whole Earth Brands” or the “Company”). Refer to the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) by Act II on May 13, 2020 (the “Proxy Statement/Prospectus”) and the supplement thereto filed by Act II on June 18, 2020 (the “Supplement”) as well as the Current Report on Form 8-K12B and related Form 8-K12B/A (collectively, the “Super 8-K”) filed with the SEC by the Company on June 30, 2020 and the Company’s Annual Report on Form 10-K filed on March 16, 2021 for further details.

As a result of the Act II Acquisition, for accounting purposes, Act II was deemed to be the acquirer and Merisant and Mafco Worldwide were deemed to be the acquired parties and, collectively, the accounting predecessor. The Company’s financial statement presentation includes the combined financial statements of Merisant and Mafco Worldwide as the “Predecessor” for periods prior to the completion of the Act II Acquisition and includes the consolidation of Merisant and Mafco Worldwide, for periods after June 25, 2020 (referred to as the “Successor”).

On November 10, 2020, the Company executed and closed a definitive Equity Purchase Agreement (the “Purchase Agreement”) with RF Development, LLC (“RF Development”), Swerve, L.L.C. (“Swerve LLC”) and Swerve IP, L.L.C. (“Swerve IP” and together with Swerve LLC, “Swerve”). Swerve is a manufacturer and marketer of a portfolio of zero sugar, keto-friendly, and plant-based sweeteners and baking mixes. The Company purchased all of the issued and outstanding equity interests of both Swerve LLC and Swerve IP from RF Development for $80 million in cash, subject to customary post-closing adjustments (the “Swerve Acquisition”). In connection with the acquisition of Swerve, the Company incurred transaction-related costs of $0.3 million in the nine months ended September 30, 2021. Swerve is included within the Company’s Branded CPG reportable segment. Swerve’s results are included in the Company’s consolidated statement of operations from the date of acquisition.

On December 17, 2020, the Company entered into a stock purchase agreement (the “Wholesome Purchase Agreement”) with WSO Investments, Inc. ( “WSO Investments” and together with its subsidiaries “Wholesome”), WSO Holdings, LP (“WSO Partnership”), Edwards Billington and Son, Limited (“EBS”), WSO Holdings, LLC (“WSO LLC,” and together with WSO Partnership and EBS, the “WSO Sellers”), and WSO Partnership, in its capacity as representative for the WSO Sellers. WSO Investments is the direct parent of its wholly-owned subsidiary Wholesome Sweeteners, Incorporated, which was formed to import, market, distribute, and sell organic sugars, unrefined specialty sugars, and related products.

On February 5, 2021, pursuant to the terms of the Wholesome Purchase Agreement, the Company purchased and acquired all of the issued and outstanding shares of capital stock for an initial cash purchase price of $180 million (subject to customary post-closing adjustments) plus up to an additional $55 million (the “Earn-Out Amount”) upon the satisfaction of certain post-closing financial metrics by Wholesome (the “Wholesome Transaction”). In connection with the acquisition of Wholesome, the Company incurred transaction-related costs of $4.7 million in the nine months ended September 30, 2021. Wholesome is included in the Company’s Branded CPG reportable segment. Wholesome’s results are included in the Company’s consolidated statement of operations from the date of acquisition.

Additionally, in connection with the closing of the Wholesome Transaction, on February 5, 2021, the Company and certain of its subsidiaries entered into an amendment and restatement agreement (the “Amendment Agreement”), which amended and restated its existing senior secured loan agreement (the “Existing Credit Agreement”) dated as of June 25, 2020 (as amended on September 4, 2020, the “Existing Credit Agreement,” and as further amended by the Amendment Agreement, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement provides for senior secured financing consisting of the following credit facilities: (a) a senior secured term loan facility in the aggregate principal amount of $375 million (the “Term Loan Facility”); and (b) a revolving credit facility in an aggregate principal amount of up to $75 million (the “Revolving Facility,” and together with the Term Loan Facility, the “Credit Facilities”). The Company used the proceeds under the Term Loan Facility to (i) repay and refinance existing indebtedness of WSO Investments; (ii) pay the cash consideration for the Wholesome Transaction; (iii) repay and refinance outstanding borrowings under the Existing Credit Agreement; and (iv) pay fees and expenses incurred in connection with the foregoing. The proceeds of the Revolving Facility can be used to finance working capital needs, for general corporate purposes, and for working capital adjustments payable under the Wholesome Purchase Agreement.

For purposes of the unaudited pro forma condensed combined financial information, the Act II Acquisition, Swerve Acquisition, and Wholesome Transaction will be collectively referred to as the “Transactions”.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are intended to represent the necessary adjustments to account for the Transactions.

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of Merisant and Mafco Worldwide, the historical financial statements of Swerve and the historical financial statements of WSO Investments, Inc. after giving effect to the Wholesome Transactions.

The unaudited pro forma financial information is intended to reflect:

(1)	Act II’s indirect acquisition of Merisant and Mafco Worldwide

(2)	The Company’s acquisition of Swerve

(3)	The Company’s acquisition of Wholesome

(4)	The Amended and Restated Credit Agreement

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 was not presented as the historical consolidated balance sheets of the Company already reflect the effects of the Transactions. The Company has presented a balance sheet as of December 31, 2020 in its Annual Report on Form 10-K filed on March 16, 2021 which reflects the effects of the Merisant and Mafco Worldwide and Swerve Acquisitions. The Company has also presented an unaudited consolidated balance sheet as of September 30, 2021 in its Quarterly Report on Form 10-Q filed on November 9, 2021 which reflects the effects of the Transactions.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and the nine months ended September 30, 2021 combine the historical financial statements of Merisant and Mafco Worldwide, Swerve, and the unaudited results of operations of Wholesome for the four quarters ended November 27, 2020 and for the period from December 26, 2020 through February 5, 2021. Wholesome had an August 28, 2020 fiscal year end. The operations for Merisant and Mafco Worldwide, Swerve and Wholesome are included as if they were acquired as of January 1, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the Company’s results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of the Company’s future financial condition or operating results. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the historical financial statements of the Company, Swerve, and Wholesome referenced below:

•	The Company’s audited financial statements for the period from June 26, 2020 through December 31, 2020 (Successor), January 1, 2020 through June 25, 2020 (Predecessor) included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2021;

•	The Company’s unaudited financial statements for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2021;

•	Swerve’s audited combined financial statements and accompanying notes for the year ended December 31, 2019 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021;

•	Swerve’s unaudited combined financial statements for nine months ended September 30, 2020 attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021;

•	Wholesome’s audited combined financial statements and the accompanying notes for the year ended August 28, 2020 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 26, 2021; and

•	Wholesome’s unaudited combined financial statements for the three months ended November 27, 2020 attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 26, 2021.

The Company, Swerve and Wholesome prepare their financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars (“USD”).

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2021
(In thousands, except share and per share data)

	Whole Earth Brands Historical Income Statement for the nine month period ended 9/30/2021	Wholesome Historical Income Statement for the period 12/26/2020 - 2/5/2021 (1)	Acquisition Transaction Accounting Adjustments		Debt Financing Transaction Accounting Adjustments		Pro Forma as adjusted
Product revenues, net	$361,259	$20,380	$-		$-		$381,639
Cost of goods sold	241,224	16,462	(5,167	)(a)(f)(l)	-		252,519
Gross profit	120,035	3,918	5,167		-		129,120

Selling, general and administrative expenses	85,573	3,122	(7,275	)(b)(g)(m)	-		81,420
Amortization of intangible assets	13,532	566	177	(n)	-		14,275
Restructuring and other expenses	4,503	-	-		-		4,503
Operating income	16,427	230	12,265		-		28,922

Change in fair value of warrant liabilities	(425)	-	-		-		(425)
Interest (expense) income, net	(18,027)	(802)	1,613	(o)	(1,128	)(r)	(18,344)
Loss on extinguishment and debt transaction costs	(5,513)	(3,828)	3,828	(p)	5,513	(s)	-
Other income (expense), net	(280)	12	-		-		(268)
(Loss) income before income taxes	(7,818)	(4,388)	17,706		4,385		9,885

(Benefit) provision for income taxes	(8,294)	(1,097)	4,428	(d)(j)(q)	1,096	(t)	(3,867)
Net income (loss)	$476	$(3,291)	$13,278		$3,289		$13,752

Pro Forma net earnings per share
Basic						(u)	0.36
Diluted						(u)	0.34
Pro Forma number of shares used in computing EPS
Basic						(u)	38,453,611
Diluted						(u)	39,946,730

(1)	Refer to Note 3 — Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2020
(In thousands, except share and per share data)

	Whole Earth Brands Historical Income Statement for the twelve month period ended 12/31/2020 (1)	Merisant & Mafco Acquisition Transaction Accounting Adjustments		Whole Earth Brands, Inc. As Adjusted 12/31/2020	Swerve Historical Income Statement for the period 1/1/2020 - 11/10/2020 (After reclassifications) (2)	Swerve Acquisition Transaction Accounting Adjustments		Whole Earth and Swerve, As Adjusted 12/31/2020	Wholesome Historical Income Statement for the period 11/30/2019 - 11/27/2020 (After reclassifications) (2)	Wholesome Acquisition Transaction Accounting Adjustments		Debt Financing Transaction Accounting Adjustments		Pro Forma as adjusted
Product revenues, net	$275,496	$-		$275,496	$30,814	$(766	)(e)	$305,544	$195,193	$(1,085	)(k)	$-		$499,652
Cost of goods sold	179,212	(135	)(a)	179,077	19,606	(189	)(f)	198,494	161,687	2,832	(l)	-		363,013
Gross profit	96,284	135		96,419	11,208	(577)		107,050	33,506	(3,917)		-		136,639

Selling, general and administrative expenses	87,971	(137	)(b)	87,834	27,585	(46	)(g)	115,373	12,878	14,113	(m)	-		142,364
Amortization of intangible assets	10,948	(557	)(c)	10,391	-	1,644	(h)	12,035	5,432	2,090	(n)	-		19,557
Asset impairment charges	40,600	-		40,600	-	-		40,600	-	-		-		40,600
Restructuring and other expenses	1,052	-		1,052	-	-		1,052	-	-		-		1,052

Operating (loss) income	(44,287)	829		(43,458)	(16,377)	(2,175)		(62,010)	15,196	(20,120)		-		(66,934)

Interest (expense) income, net	(4,609)	-		(4,609)	(4)	4	(i)	(4,609)	(8,093)	6,800	(o)	(19,571	)(r)	(25,473)
Loss on extinguishment and debt transaction costs	-	-		-	-	-		-	-	-		(5,513	)(s)	(5,513)
Other income (expense), net	223	-		223	(44)	-		179	279	-		-		458
(Loss) income before income taxes	(48,673)	829		(47,844)	(16,425)	(2,171)		(66,440)	7,382	(13,320)		(25,084)		(97,462)
(Benefit) provision for income taxes	(6,100)	207	(d)	(5,893)	-	(4,649	)(j)	(10,542)	1,853	(3,330	)(q)	(6,271	)(t)	(18,290)
Net (loss) income	$(42,573)	$622		$(41,951)	$(16,425)	$2,478		$(55,898)	$5,529	$(9,990)		$(18,813)		$(79,172)

Pro Forma net loss per share
Basic													(u)	(2.06)
Diluted													(u)	(2.06)
Pro Forma number of shares used in computing EPS
Basic													(u)	38,426,669
Diluted													(u)	38,426,669

(1)	Includes the combined results of operations of Whole Earth Brands for the predecessor period from January 1, 2020 to June 25, 2020 and the successor period from June 26, 2020 to December 31, 2020, as presented in the Company’s Form 10-K for the annual period ended December 31, 2020.

(2)	Refer to Note 3 — Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined statements of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
OPERATIONS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statements of operations were prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets acquired and liabilities assumed and the measurement of goodwill. The Company has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to the Swerve and Wholesome Transactions. As a result, the Company has recorded the business combination in its financial statements and applied the acquisition method to account for the acquired assets and liabilities assumed from Swerve and Wholesome. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, measured as of the acquisition date, and recording goodwill for the excess of the consideration transferred over the aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair value of Wholesome’s identifiable assets acquired and liabilities assumed was based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined statements of operations and future results of operations and financial position.

During the preparation of the unaudited pro forma condensed combined statements of operations, management performed an initial review of the accounting policies and presentation of financial information of the Company, Swerve and Wholesome to determine if differences in accounting policies and presentation require adjustment. During the respective measurement periods, a full and detailed review of accounting policies will be performed and as a result of that review, additional differences between the accounting policies of the companies may be identified that, when confirmed, could have a material impact on the consolidated financial statements of the combined company.

There were no transactions between the Company, Wholesome and Swerve during the periods presented that would require elimination.

Note 2 — Conforming Accounting Policies

The unaudited pro forma condensed combined financial information reflects adjustments to conform Wholesome and Swerve’s results to Whole Earth Brands’ accounting policies, including to align with the Company’s policy of accounting for leases under FASB ASC Topic 842, Leases, as well as certain reclassifications between revenues, cost of goods sold and selling, general and administrative expenses.

Note 3 — Reclassifications

Certain reclassification adjustments have been made to conform Swerve’s and Wholesome’s financial statement presentation to the Company’s financial statement presentation.

Income statement reclassifications — The reclassification adjustments to conform Swerve’s and Wholesome’s combined statements of income and consolidated statements of income presentation to the Company’s consolidated and combined statements of operations presentation have no impact on net income and are summarized below (in thousands):

For the Wholesome period from December 26, 2020 to February 5, 2021

	Wholesome (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Wholesome (Historical, as adjusted)
Depreciation and amortization	$661	$(661)	$-
Amortization of intangible assets	-	566	566
Selling, general and administrative expenses	3,027	95	3,122

For the Wholesome twelve months ended November 27, 2020

	Wholesome (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Wholesome (Historical, as adjusted)
Product revenues, net	$204,035	$(8,842)	$195,193
Discounts, returns, and allowance	(8,842)	8,842	-
Selling	4,374	(4,374)	-
General and administrative	7,550	(7,550)	-
Depreciation and amortization	6,386	(6,386)	-
Amortization of intangible assets	-	5,432	5,432
Selling, general and administrative expenses	-	12,878	12,878

For the Swerve period from January 1, 2020 to November 10, 2020

	Swerve (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Swerve (Historical, as adjusted)
Sales and marketing expenses	$4,001	$(4,001)	$-
Other operating expenses	2,480	(2,480)	-
Non-operating expenses, net	21,152	(21,152)	-
Selling, general, and administrative expenses	-	27,585	27,585
Other (expense) income, net	-	(44)	(44)
Interest (expense) income, net	-	(4)	(4)

Note 4 — Preliminary Purchase Price Allocation

The respective total purchase consideration for each of the Wholesome Transaction and Swerve Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated fair values at the acquisition dates. The final allocation of the purchase consideration for the Wholesome Transaction will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event, later than one year following the completion of the Wholesome Transaction.

Total estimated fair value of consideration transferred in the Wholesome Transaction is as follows (in thousands):

Base cash consideration	$180,000
Closing adjustment	13,863
Fair value of Earn-Out Amount (1)	52,395
Total Purchase Price	$246,258

(1)	Subject to the terms and conditions of the Wholesome Purchase Agreement payment of the Earn-Out Amount, in whole or in part, is subject to Wholesome achieving certain EBITDA thresholds at or above approximately $30 million during the period beginning August 29, 2020 and ending December 31, 2021. A portion of the Earn-Out Amount (up to $27.5 million) may be paid, at the Company’s election, in freely tradeable, registered shares of Company common stock.

The table below summarizes the preliminary calculation of purchase consideration and allocation of purchase price to the assets acquired and liabilities assumed, as if the acquisition had been completed as of the acquisition date. The allocation has not been finalized. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price allocation for the Wholesome Transaction is presented below (in thousands):

Cash and cash equivalents	$2,664
Accounts receivable	15,868
Inventories	78,522
Prepaid expenses and other current assets	1,271
Property, plant and equipment, net	3,134
Operating lease right-of-use assets	7,585
Intangible assets	104,500
Other assets	1,189
Total assets acquired	214,733
Accounts payable	5,251
Accrued expenses and other current liabilities	10,576
Current portion of operating lease liabilities	1,435
Operating lease liabilities, less current portion	6,150
Deferred tax liabilities, net	26,685
Total liabilities assumed	50,097
Net assets acquired	164,636
Goodwill	81,622
Total Purchase Price	$246,258

Total fair value of consideration transferred in the Swerve Acquisition is as follows (in thousands):

Base cash consideration	$80,000
Closing adjustment	(968)
Total Purchase Price	$79,032

The table below summarizes the calculation of purchase consideration and allocation of purchase price to the assets acquired and liabilities assumed, as if the acquisition had been completed as of the acquisition date.

The purchase price allocation for the Swerve Acquisition is presented below (in thousands):

Accounts receivable	$3,223
Inventories	6,824
Prepaid expenses and other current assets	223
Property, plant and equipment, net	143
Operating lease right-of-use assets	76
Intangible assets	36,300
Other assets	3
Total assets acquired	46,792
Accounts payable	3,477
Accrued expenses and other current liabilities	288
Current portion of operating lease liabilities	48
Operating lease liabilities, less current portion	28
Total liabilities assumed	3,841
Net assets acquired	42,951
Goodwill	36,081
Total Purchase Price	$79,032

Note 5 — Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents the net adjustment to cost of goods sold of $(3,107) thousand and $(135) thousand for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, to amortize inventory fair value adjustments in connection with the Act II Acquisition.

(b)	Represents the net adjustment to selling, general and administrative expenses to record incremental depreciation expense resulting from certain assets that have been adjusted to fair value in connection with the Act II Acquisition, to shift the Mafco transaction bonus expense to the earliest period presented, and to adjust rent expense to reflect the change in market value of certain unfavorable leases in connection with the Act II Acquisition (in thousands):

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Decrease depreciation expense	$(80)	$(272)
Transaction bonus expense	(415)	415
Net decrease in rent expense	-	(280)
Net adjustment to selling, general and administrative expenses	$(495)	$(137)

(c)	Represents the net adjustment to amortization of intangible assets of $(557) thousand for the year ended December 31, 2020 resulting from the Company’s intangible assets that had been adjusted to fair value in connection with the Act II Acquisition.

(d)	Represents an adjustment to (benefit) provision for income taxes resulting from the Act II Acquisition Merisant and Mafco pro forma adjustments of $901 thousand and $207 thousand to reflect the income tax effect at an estimated 25% rate for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively.

(e)	Represents an adjustment to product revenues, net of $(766) thousand for the period from January 1, 2020 to November 10, 2020 to reflect Swerve’s spoilage allowances, customer redemptions and certain advertising costs as contra revenue under the Company’s accounting policy for recognizing revenue.

(f)	Represents the net adjustment to cost of goods sold to reflect Swerve’s spoilage allowances and customer redemptions as contra revenue under the Company’s accounting policy for recognizing revenue and to amortize inventory fair value adjustments in connection with the Swerve Acquisition (in thousands):

	Nine Months Ended	From January 1, 2020 to
	September 30, 2021	November 10, 2020
Contra revenue adjustment	$-	$(463)
Swerve inventory amortization	(274)	274
Net adjustment to cost of goods sold	$(274)	$(189)

(g)	Represents the net adjustment to selling, general and administrative expenses to record a reduction to depreciation expense resulting from assets that have been adjusted to fair value in connection with the Swerve Acquisition, to reclassify certain of Swerve’s advertising costs as contra revenue and shift transaction costs related to the Swerve Acquisition incurred by Whole Earth Brands during 2021 and record the transaction costs within the earliest period presented (in thousands):

	Nine Months Ended	From January 1, 2020 to
	September 30, 2021	November 10, 2020
Contra revenue adjustment	$-	$(303)
Whole Earth Brands transaction costs	(274)	274
Depreciation adjustment	(14)	(17)
Net adjustment to selling, general and administrative expenses	$(288)	$(46)

(h)	Represents an adjustment to amortization of intangible assets of $1,644 thousand for the period from January 1, 2020 to November 10, 2020 resulting from Swerve’s intangible assets that had been adjusted to fair value in connection with the Swerve Acquisition.

(i)	Represents an adjustment to interest (expense) income, net of $4 thousand to eliminate Swerve’s historical interest expense.

(j)	Represents an adjustment to (benefit) provision for income taxes of $(4,649) thousand for the period from January 1, 2020 to November 10, 2020 to reflect a tax benefit at an estimated tax rate of 25% on the historical Swerve loss before income taxes, net of pro forma adjustments, as Swerve was historically a disregarded entity for federal and state income tax purposes. For the nine months ended September 30, 2021, represents an adjustment to (benefit) provision for income taxes resulting from the Swerve pro forma adjustments of $141 thousand.

(k)	Represents an adjustment to Wholesome’s product revenues, net of $(1,085) thousand for the twelve month period ended November 27, 2020 to reflect coupon discounts and sales development costs as contra revenue under the Company’s accounting policy for recognizing revenue.

(l)	Represents an adjustment to reflect amortization resulting from Wholesome’s inventory that had been adjusted to fair value in connection with the Wholesome Transaction and to reflect certain direct labor and bonus costs historically classified as selling, general and administrative to conform with the Company’s accounting policy for the twelve month period ended November 27, 2020. An adjustment related to conforming the accounting policy for direct labor and bonus costs was not included in the nine months ended September 30, 2021 as these costs were appropriately reflected for the period (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2021	November 27, 2020
Wholesome inventory amortization adjustment	$(1,786)	$1,786
Direct labor and bonus costs	-	1,046
Net adjustment to cost of goods sold	$(1,786)	$2,832

(m)	Represents an adjustment to selling, general and administrative expenses to record pre-combination compensation expenses related to the transaction bonus pool in connection with the Wholesome Transaction that was not recognized within historical records, to eliminate transaction costs related to the Wholesome Acquisition incurred during 2021 and to record the transaction costs within the earliest period presented, to record the accelerated vesting for the partnership units held by Wholesome partnership unitholders resulting from the change in control, to reflect depreciation resulting from Wholesome’s property, plant and equipment that had been adjusted to fair value in connection with the Wholesome Transaction and to reflect certain selling costs as contra revenues and certain direct labor and bonus costs as cost of goods sold historically classified as selling, general and administrative (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2021	November 27, 2020
Wholesome transaction bonus	$(1,054)	$1,261
Wholesome and Whole Earth Brands transaction costs	(5,438)	5,438
Acceleration of partnership units	-	10,000
Wholesome depreciation expense	-	(455)
Direct labor and bonus costs and contra revenue reclassifications	-	(2,131)
Net adjustment to selling, general and administrative expenses	$(6,492)	$14,113

(n)	Represents an adjustment to amortization of intangible assets of $177 thousand and $2,090 thousand for the nine months ended September 30, 2021 and twelve months ended November 27, 2020, respectively resulting from the Company’s intangible assets that had been adjusted to fair value in connection with the Wholesome Transaction.

(o)	Represents an adjustment to eliminate historical interest expense due to Wholesome’s long-term debt that was eliminated in connection with the Wholesome Transaction and to accrete the contingent consideration amount the Company expects to pay at the end of the earn-out in conjunction with the Wholesome Transaction (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2021	November 27, 2020
Wholesome interest expense	$802	$8,093
Wholesome earn-out fair value adjustment	811	(1,293)
Net adjustment to interest (expense) income, net	$1,613	$6,800

(p)	Represents an adjustment to eliminate historical prepayment penalties and write-off of unamortized debt issuance costs of $3,828 thousand resulting from the payoff of Wholesome’s debt in conjunction with the Wholesome Transaction.

(q)	Represents an adjustment to (benefit) provision for income taxes resulting from the Wholesome Transaction pro forma adjustments of $3,386 thousand and $(3,330) thousand to reflect the income tax effect at an estimated tax rate of 25% for the nine months ended September 30, 2021 and twelve months ended November 27, 2020, respectively.

(r)	Represents the net adjustment to interest (expense) income, net to reflect Whole Earth Brands’ new debt financing entered into in connection with the Wholesome Transaction and the adjustment to eliminate historical interest expense (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
Interest expense – New Term Loan	$(5,056)	$(20,859)
Interest expense – New Revolving Credit Facility	(340)	(1,394)
Amortization of debt issuance costs and discount – New Term Loan	(346)	(1,378)
Amortization of debt issuance costs – New Revolving Credit Facility	(107)	(438)
Expense on unamortized issuance costs – Original Term Loan	-	(107)
Breakage Fees on Original Revolving Facility	-	(8)
Less: Historical interest expense – MacAndrews & Forbes Revolver Loan	-	168
Less: Historical interest expense – Original Term Loan and Original Revolving Credit Facility	785	4,445
Less: Historical interest expense – New Term Loan and New Revolving Credit Facility	3,523	-
Less: Historical expense on issuance cost – Original Term Loan and Original Revolving Credit Facility	144	-
Less: Historical expense on issuance cost – New Term Loan and New Revolving Credit Facility	269	-
Net adjustment to interest (expense) income, net	$(1,128)	$(19,571)

The interest rate on the term loan reflects a LIBOR floor of 1.00% plus a margin of 4.50%. For each 0.125% increase or decrease in the interest rate on the term loan, interest expense changes by approximately $352 thousand and $474 thousand for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

(s)	Represents an adjustment to loss on extinguishment and debt transaction costs of $5,513 thousand and $(5,513) thousand for the nine months ended September 30, 2021 and the twelve months ended December 31, 2020, respectively, due to the extinguishment of Whole Earth Brands’ original term loan in connection with the new debt financing entered into in connection with the Wholesome Transaction as if it had occurred on January 1, 2020.

(t)	Represents an adjustment to (benefit) provision for income taxes at an estimated tax rate of 25% resulting from the Wholesome Transaction pro forma adjustments of $1,096 thousand and $(6,271) thousand for the nine months ended September 30, 2021 and twelve months ended November 27, 2020, respectively, related to the debt transaction entered into to fund the acquisition.

(u)	Pro forma basic net earnings (loss) per share was computed by dividing pro forma net income (loss) by the weighted average number of shares of common stock outstanding, as if such shares were issued and outstanding as of January 1, 2020. Pro forma diluted net earnings (loss) per share was computed by using the treasury stock method to determine the potential dilutive effect of the Company’s restricted stock units, restricted stock awards, and warrants. There were no newly issued shares in connection with the Act II Acquisition, Swerve Acquisition or Wholesome Transaction. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net earnings (loss) per share:

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
Pro forma weighted average shares outstanding - basic	38,453,611	38,426,669
Effect of dilutive securities	1,493,119	-
Pro forma weighted average shares outstanding - diluted	39,946,730	38,426,669
Pro forma basic and diluted net income (loss)	$13,752,899	$(79,172,608)
Pro forma basic net earnings (loss) per share	$0.36	$(2.06)
Pro forma diluted net earnings (loss) per share	$0.34	$(2.06)